Exhibit 23.3

CONSENT OF GZA GeoEnvironmental, Inc.

The undersigned hereby consents to the references to our company’s name in this Registration Statement on Form S-8 (the “Registration Statement”) of Covia Holdings Corporation (the “Company”) in the form and context in which they appear in the Company’s prospectus, dated April 26, 2018, as amended, forming part of the Company’s Registration Statement on Form S-4 (Registration No. 333-224228), which is incorporated by reference in the Registration Statement.

We hereby further consent to the incorporation by reference into this Registration Statement of information contained in our reports setting forth the estimates of reserves of the Company as of December 31, 2017, which is included the Company’s prospectus, dated April 26, 2018, as amended, forming part of the Company’s Registration Statement on Form S-4 (Registration No. 333-224228), which is incorporated by reference in the Registration Statement.

We further consent to the filing of this letter as an exhibit to the Registration Statement.

GZA GeoEnvironmental, Inc.

By:	/s/ Mark J. Krumenacher
Name: Mark J. Krumenacher, P.G.
Title: Senior Principal

June 15, 2018